Exhibit 10.9

Green Visor Financial Technology Acquisition Corp. I

c/o Walkers Corporate Limited

190 Elgin Avenue, George Town,

Grand Cayman, KY1-9008,

Cayman Islands

7 October 2021

Dear Sirs

SURRENDER OF SHARES IN Green Visor Financial Technology Acquisition Corp. I (THE "COMPANY")

The purpose of this letter is to confirm that we, the undersigned shareholder, wish to surrender for no consideration 2,875,000 Class B ordinary shares of nominal or par value of US$0.0001 per share in the capital of the Company held in our name (the "Shares").

The surrender of the Shares for no consideration will take effect immediately upon the Company accepting the surrender of the Shares by countersigning a copy of this letter. Upon the surrender taking effect, the Shares will be deemed cancelled pursuant to section 37B of the Companies Act (as amended) of the Cayman Islands.

Yours faithfully

Signed for and on behalf of Green Visor Capital SPAC I Holdings LLC

/s/ Simon Yoo

Name: Simon Yoo

Title: Authorized Person

We, Green Visor Financial Technology Acquisition Corp. I, hereby accept the surrender of the Shares for no consideration by Green Visor Capital SPAC I Holdings LLC with immediate effect and shall arrange for the Register of Members of the Company to be updated to reflect such surrender and cancellation of the Shares.

SIGNED for and on behalf of Green Visor Financial Technology	)	/s/ Ellen Richey
Acquisition Corp. I:	)	Duly Authorised Signatory
)
	)	Name:	Ellen Richey
)
	)	Title:	Director